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                                                                    EXHIBIT 23.4



                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this Amendment to this Registration Statement of Applied Power Inc. on Form S-3 of our report dated August 26, 1998 on the consolidated financial statements of Rubicon Group plc as at May 31, 1998 and for the year then ended, which report is included in the Current Report on Form 8-K/A of Applied Power Inc. dated December 11, 1998, filed with the Securities and Exchange Commission, and to the reference to our firm under the caption "Experts" in the Prospectus which is part of this Registration Statement.



PRICEWATERHOUSECOOPERS
Chartered Accountants and Registered Auditors
Birmingham, England

January 21, 1999